Exhibit 10.1

First Amendment to Amended and Restated Revolving Credit Agreement

   This First Amendment to Amended and Restated Revolving Credit Agreement (herein, the “Amendment”) is entered into as of August 31, 2011, by and among World Acceptance Corporation, a South Carolina corporation (the“Borrower”), the Lenders party hereto, and Bank of Montreal, as Administrative Agent for the Lenders (the “Administrative Agent”).

Preliminary Statements

   A.   The Borrower, the Lenders, and the Administrative Agent are parties to a certain Amended and Restated Revolving Credit Agreement, dated as of September 17, 2010 (the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

   B.    The Borrower and the Lenders have agreed to amend the Credit Agreement under the terms and conditions set forth in this Amendment.

   Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendments.

   Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

 1.1.Section 3.1 of the Credit Agreement (Commitment Fee) shall be amended and restated in its entirety to read as follows:

Section 3.1. Commitment Fee.  The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders a commitment fee at the rate of 0.40% per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily unused portion of the maximum amount of the Commitments hereunder.  Such commitment fee is payable in arrears on the last day of each March, June, September and December in each year (commencing on the first such date occurring after the date hereof) and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the fees for the period to the date of such termination in whole shall be paid on the date of such termination.

 1.2.Section 5.1 of the Credit Agreement (Definitions) shall be amended by amending and restating the definitions of “Commitment” and “Termination Date” in their entirety which shall hereafter read as set forth below:

“Commitment" means, as to any Lender, the obligation of such Lender to make Loans under the Revolving Credit in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 attached hereto and made a part hereof, as such Commitments may be reduced or modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.9 hereof).  The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders aggregate $300,000,000 as of August 31, 2011.

“Termination Date” means August 31, 2013, or such earlier date on which the Commitments are terminated in whole pursuant to Sections 2.9, 9.3 or 9.4 hereof.

 1.3.Section 8 of the Credit Agreement (Covenants) shall be amended by (a) amending and restated Section 8.21 in its entirety to read as set forth below and (b) adding a new Section 8.22 at the end thereof which shall read as set forth below:

Section 8.21. Restricted (Dividend) Payments. The Borrower shall not, nor shall it permit any Subsidiary to, declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends payable solely in additional capital stock issued by the Borrower); provided, however, that the foregoing shall not operate to prevent (a) the making of dividends or distributions by any Subsidiary to the Borrower or to any other Subsidiary and (b) other dividends and distributions made with the prior written consent of the Required Lenders.

Section 8.22. General Underwriting and Servicing Guidelines. The Borrower shall not, nor shall it permit any of its Subsidiaries to, materially change how it or they underwrite, originate, service, and collect its or their Finance Receivables, except to the extent required to comply with applicable law or with the prior written consent of the Required Lenders.

 1.4.Subsection (d) of Section 9.1 of the Credit Agreement (Events of Default) shall be amended and restated in its entirety to read as follows:

  (d)Default shall occur in the observance or performance of any covenant or agreement contained in Sections 8.7 through 8.18, both inclusive, or Section 8.21 hereof; or

 1.5.Schedule 1.1 of the Credit Agreement (Commitments) shall be amended and restated in its entirety to read as set forth on Schedule 1.1 attached hereto and made a part hereof.

Section 2.	Conditions Precedent.

   The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

   2.1.     The Borrower and the Lenders shall have executed and delivered this Amendment; and the Borrower shall have executed and delivered to the Administrative Agent (for delivery to the relevant Lenders) replacement Notes in the amount of the respective Commitments of the Lenders after giving effect to this Amendment.

   2.2.     The Restricted Subsidiaries parties to the Subsidiary Guaranty Agreement shall have executed and delivered to the Administrative Agent their consent to this Amendment in the form set forth below.

   2.3.     Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel.

Section 3.	Representations.

   In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Administrative Agent, the Collateral Agent, and the Lenders that as of the date hereof, after giving effect to the amendments set forth in Section 1 above, (a) the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct (except that the representations contained in Section 6.6 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Agent) and (b) the Borrower and the Guarantors are in compliance with the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default exists or shall result after giving effect to this Amendment.

Section 4.	Miscellaneous.

   4.1.     Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

   4.2.     The Borrower heretofore executed and delivered, among other things, the Company Security Agreement and hereby acknowledges and agrees that the security interests and liens created and provided for therein secure the payment and performance of the Obligations under the Credit Agreement as amended hereby, which are entitled to all of the benefits and privileges set forth therein.

   4.3.    The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Administrative Agent.

   4.4.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe Portable Document Format File (also known as an “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois (without regard to principles of conflicts of laws).

[Signature Page to Follow]

This First Amendment to Amended and Restated Revolving Credit Agreement is entered into as of the date and year first above written.

World Acceptance Corporation

By	/S/
A. Alexander McLean III, Chief Executive Officer

Accepted and agreed to.

Bank of Montreal, individually and as Administrative Agent

By	/S/
Michael S. Cameli, Director

Bank of America, N.A.

By	/S/
Bruce Jenks, Vice President

Capital One, National Association

By	/S/
Bev Abrahams, Director

Wells Fargo Preferred Capital, Inc.

By	/S/
William M. Laird, Senior Vice President

[Signature Page to First Amendment to Amended and Restated Revolving Credit Agreement]

TD Bank, NA, successor in interest to Carolina First Bank

By	/S/
Kevin M. Short, Senior Vice President

Branch Banking and Trust Company

By	/S/
Stuart M. Jones, Senior Vice President

Texas Capital Bank, National Association

By	/S/
Stephanie Hopkins, Senior Vice President

First Tennessee Bank National Association

By	/S/
Jim Chapman, Senior Vice President

[Signature Page to First Amendment to Amended and Restated Revolving Credit Agreement]

Acknowledgement and Consent

Each of the undersigned is a Restricted Subsidiary of World Acceptance Corporation who has executed and delivered to the Collateral Agent, the Administrative Agent, and the Lenders the Subsidiary Guaranty Agreement and the Subsidiary Security Agreement.  Each of the undersigned hereby acknowledges and consents to the First Amendment to Amended and Restated Revolving Credit Agreement set forth above and confirms that the Loan Documents executed by it, and all of its obligations thereunder, remain in full force and effect, and that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Borrower under the Credit Agreement after giving effect to the Amendment. Each of the undersigned acknowledges that the Collateral Agent, the Administrative Agent, and the Lenders are relying on the foregoing in entering into the Amendment.

Dated as of August 31, 2011.

World Acceptance Corporation of Alabama
World Acceptance Corporation of Missouri
World Finance Corporation of Georgia
World Finance Corporation of Louisiana
World Acceptance Corporation of Oklahoma, Inc.
World Finance Corporation of South Carolina
World Finance Corporation of Tennessee
WFC of South Carolina, Inc.
World Finance Corporation of Illinois
World Finance Corporation of New Mexico
World Finance Corporation of Kentucky
World Finance Corporation of Colorado
World Finance Corporation of Wisconsin
WFC Services, Inc.
World Finance Corporation of Texas

By	/S/
A. Alexander McLean III, its Chief Executive Officer

WFC Limited Partnership
By	WFC of South Carolina, Inc., as sole general partner

By	/S/
A. Alexander McLean III, its Chief Executive Officer

Schedule 1.1

Commitments

Name of Lender	Commitments
Bank of Montreal	$65,000,000.00
Bank of America, N.A.	$50,000,000.00
Capital One, National Association	$45,000,000.00
Wells Fargo Preferred Capital, Inc.	$50,000,000.00
TD Bank, NA, successor in interest to Carolina First Bank	$35,000,000.00
Branch Banking and Trust Company	$15,000,000.00
Texas Capital Bank, National Association	$20,000,000.00
First Tennessee Bank National Association	$20,000,000.00
Total	$300,000,000.00